Exhibit 10.10

EXHIBIT B

LOAN TERM SHEET

The following loan confirmation dated September 9th, 2021 incorporates all of the terms of the Master Loan Agreement entered into by Galaxy Digital, LLC (“Galaxy”) and Argo Innovation Labs Inc. (“Borrower”) on September 9th, 2021 and the following specific terms:

Borrower:	ARGO INNOVATION LABS INC.
Lender:	GALAXY DIGITAL, LLC
Loan ID:	ARGO102180
Loan Amount	$45,000,000
Borrower APR	4.5%
Interest Charge	$281,250
Principal + Interest Due	$45,281,250
Loan Date	9/9/2021
Maturity Date	10/29/2021
Loan Days	50
Custodian	Fireblocks
Trading Counterparty	Galaxy
Total Collateral Amount	1504 BTC
Trade Quantity	1504 BTC
Initial Spot Price	$46,200
Put Strike / Price Floor	$30,000
Price Floor	64.94%
Call Strike	$60,850
Price Ceiling	131.71%
Total Collateral Value	$69,484,800
Loan to Value (LTV)	64.76%

Argo Innovation Labs Inc		Galaxy Digital LLC
By:	/s/ Peter Wall	By:	/s/ Joe McGrady
Name:	Peter Wall	Name:	Joe McGrady
Date:	9/9/2021	Date:	9/9/2021